8/26/98 Draft


                        RJR NABISCO HOLDINGS CORP.
                    RJR NABISCO HOLDINGS CAPITAL TRUSTS

                          UNDERWRITING AGREEMENT

                            STANDARD PROVISIONS



                                                ____ __, 1998



            From time to time, RJR Nabisco Holdings Capital Trust II, RJR Nabisco Holdings Capital Trust III, RJR Nabisco Holdings Capital Trust IV, RJR Nabisco Holdings Capital Trust V and RJR Nabisco Holdings Capital Trust VI and each other statutory business trust (collectively, the "Trusts") formed by the Company under the laws of the State of Delaware and RJR Nabisco Holdings Corp., a Delaware corporation (the "Company"), as sponsor of each of the Trusts and as guarantor, may enter into one or more underwriting agreements (each an "Underwriting Agreement") that provide for the sale by the Trust identified therein (such Trust being the "Designated Trust" with respect to such Underwriting Agreement) of certain of its preferred securities (the "Securities") to the several underwriters named therein (such underwriters constituting the "Underwriters" with respect to such Underwriting Agreement and such Securities). The Securities specified in such Underwriting Agreement are referred to as the "Firm Designated Securities" with respect to such Underwriting Agreement. If specified in such Underwriting Agreement, the Designated Trust may grant the Underwriters the right to purchase at their election an additional number of Securities, as provided in such Underwriting Agreement as provided in Section 3 hereof (the "Option Designated Securities"). The Firm Designated Securities and the Option Designated Securities are collectively called the "Designated Securities." The proceeds of the sale of the Designated Securities to the public and of the common securities of the Designated Trust (the "Common Securities") to the Company concurrently with the sale of the Designated Securities will be invested in junior subordinated debentures of the Company (the "Subordinated Debentures") identified in the Underwriting Agreement (with respect to such Underwriting Agreement, the "Designated Subordinated Debentures"), to be issued pursuant to the Indenture dated as of September 21, 1995 (the "Indenture") between the Company and The Bank of New York, as trustee (the "Indenture Trustee"). The Securities will be guaranteed by the Company to the extent set forth in a guarantee agreement identified in the Underwriting Agreement (the "Designated Guarantee" and any such Designated Guarantee, the "Guarantee") between the Company and The Bank of New York, as trustee (the "Guarantee Trustee"). The terms and rights of any particular issuance of Designated Securities will be specified in the Underwriting Agreement and in or pursuant to the amended and restated trust agreement identified in such Underwriting Agreement (with respect to such Underwriting Agreement, the "Trust Agreement") among The Bank of New York, as trustee (the "Property Trustee") and the other trustees named therein (collectively with the Property Trustee, the "Trustees"). The Securities, the Guarantee and the Subordinated Debentures are collectively referred to herein as the "Offered Securities" and the Designated Securities, the Designated Guarantee and the Designated Subordinated Debentures are collectively referred to herein as the "Designated Offered Securities." The Indenture, the Designated Subordinated Debenture, the Trust Agreement of the Designated Trust and the Designated Guarantee are collectively referred to herein as the "Company Agreements."

            The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (an "Underwriting Agreement"). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein referred to as this Agreement.

            The Company and the Trusts have filed with the Securities and Exchange Commission (the "Commission") a registration statement, including a prospectus, relating to the Offered Securities and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement (the "Prospectus Supplement") specifically relating to the Designated Offered Securities pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"). The term "Registration Statement" means the registration statement, including the exhibits thereto, as amended to the date of this Agreement. The term "Basic Prospectus" means the prospectus included in the Registration Statement. The term "Prospectus" means the Basic Prospectus together with the Prospectus Supplement. The term "preliminary prospectus" means a preliminary prospectus supplement specifically relating to the Designated Offered Securities, together with the Basic Prospectus. As used herein, the terms "Basic Prospectus," "Prospectus" and "preliminary prospectus" shall include in each case the documents, if any, incorporated by reference therein. The terms "supplement" and "amendment" or "amend" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Basic Prospectus by the Company and the Trusts with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

            The term Contract Securities means the Designated Securities to be purchased pursuant to the delayed delivery contracts substantially in the form of Schedule I hereto, with such changes therein as the Company and the Designated Trust may approve (the "Delayed Delivery Contracts"). The term "Underwriters' Securities" means the Designated Securities other than Contract Securities.

            1. Representations and Warranties. Each of the Company and the Designated Trust jointly and severally represents and warrants to each of the Underwriters that:

            (a) The Registration Statement has become effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company's or the Designated Trust's knowledge, threatened by the Commission.

            (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply, and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 1(b) do not apply (A) to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Manager expressly for use therein or (B) to that part of the Registration Statement that constitutes the Statements of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of the Indenture Trustee, the Property Trustee or the Guarantee Trustee.

            (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and assets and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the financial condition or the results of operations of the Company and its subsidiaries, taken as a whole.

            (d) The Designated Trust has been duly created and is validly existing in good standing as a business trust under the laws of the State of Delaware, is and will be treated as a "grantor trust" for Federal income tax purposes under existing law, has the business trust power and authority to conduct its business as presently conducted and as described in the Prospectus, and is not required to be authorized to do business in any other jurisdiction.

            (e) Each of R.J. Reynolds Tobacco Company, R.J. Reynolds Tobacco International, Inc. and Nabisco, Inc. (collectively, the "Principal Operating Subsidiaries") has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and assets and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the financial condition or the results of operations of the Company and its subsidiaries, taken as a whole.

            (f) This Agreement has been duly authorized, executed and delivered by the Company and the Designated Trust.

            (g) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights and remedies of creditors generally and of general principles of equity, whether applied by a court of law or equity.

            (h) The Designated Subordinated Debentures to be deposited in the Designated Trust as trust assets in connection with offering of the Designated Offered Securities have been duly and validly authorized and when executed and authenticated in accordance with the provisions of the Indenture and delivered to the Designated Trust will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights and remedies of creditors generally and of general principles of equity, whether applied by a court of law or equity.

            (i) The Trust Agreement for the Designated Trust has been duly qualified under the Trust Indenture Act and has been duly authorized by the Company and, when executed and delivered by the Company and the Trustees, will be a valid and binding obligation of the Company and the Trustees, enforceable against the Company and the Trustees in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and to general principles of equity, whether applied by a court of law or equity. The Designated Guarantee has been duly qualified under the Trust Indenture Act and has been duly authorized by the Company and, when executed and delivered by the Company and the Guarantee Trustee, will be a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights and remedies of creditors generally and of general principles of equity, whether applied by a court of law or equity.

            (j) The Designated Securities to be issued by the Designated Trust have been duly authorized by the Designated Trust's Trust Agreement and, when executed and authenticated in accordance with the provisions of such Trust Agreement and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, in the case of the Underwriters' Securities, or by institutional investors in accordance with the terms of the Delayed Delivery Contracts, in the case of the Contract Securities, will be validly issued and (subject to the terms of such Trust Agreement) fully paid and nonassessable undivided beneficial interests in the assets of the Designated Trust, not subject to any preemptive or similar rights, and will conform to all statements relating thereto contained in the Prospectus. Holders of Designated Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit.

            (k) The Delayed Delivery Contracts have been duly authorized, executed and delivered by the Company and the Designated Trust and are valid and binding agreements of the Company and the Designated Trust, enforceable against the Company and the Designated Trust in accordance with their respective terms, subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights and remedies of creditors generally and of general principles of equity, whether applied by a court of law or equity.

            (l) The Company and the Designated Trust are not in violation of any provision of the certificate of incorporation or by-laws of the Company or the Trust Agreement of the Designated Trust. The execution and delivery by the Company and the Designated Trust of, the performance by the Company and the Designated Trust of their obligations under, this Agreement, the Company Agreements or the Delayed Delivery Contracts, the issuance and delivery by the Designated Trust of the Designated Securities and the fulfillment of the terms herein contemplated will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or the Trust Agreement of the Designated Trust or any agreement or other instrument binding upon the Company or any of its subsidiaries or the Designated Trust or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary or the Designated Trust, except for such contraventions that would not, individually or in the aggregate, have a material adverse effect on the financial condition or results of operations of the Company and its subsidiaries taken as a whole, or the Designated Trust and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company or the Designated Trust of their obligations under this Agreement, the Company Agreements or the Delayed Delivery Contracts and the issuance and delivery of the Designated Securities, except as have been obtained under the Securities Act, the Exchange Act and the Trust Indenture Act and except as such as may be required by the securities or Blue Sky laws of the various states or other jurisdictions in connection with the offer and sale of the Designated Offered Securities.

            (m) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the financial condition or results of operations of the Company and its subsidiaries, taken as a whole, or the Designated Trust from that set forth in the Prospectus.

            (n) There are no legal or governmental proceedings pending or, to the best of the Company's or the Designated Trust's knowledge, threatened to which the Company or any of its subsidiaries or the Designated Trust is a party or to which any of the properties of the Company or any of its subsidiaries or the Designated Trust is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

            (o) Neither the Company nor the Designated Trust is, or after giving effect to the consummation of transactions contemplated by this Agreement, will be, and neither the Company nor the Designated Trust is directly or indirectly controlled by, or acting on behalf of any person which is, an investment company within the meaning of the Investment Company Act of 1940, as amended.

            (p)  The Company has complied with all provisions of Section
517.075 Florida Statutes (Chapter 92-198, Laws of Florida).

            2. Delayed Delivery Contracts. If the Prospectus provides for sales of Designated Securities pursuant to Delayed Delivery Contracts, the Company and the Designated Trust hereby authorizes the Underwriters to solicit offers to purchase Contract Securities on the terms and subject to the conditions set forth in the Prospectus pursuant to Delayed Delivery Contracts. Delayed Delivery Contracts may be entered into only with institutional investors approved by the Company of the types set forth in the Prospectus.
On each Closing Date, the Company will pay to the Manager, by wire transfer of immediately available funds to a bank account designated by the Manager, as compensation for the accounts of the Underwriters the commission set forth in the Underwriting Agreement in respect of the Contract Securities. The Underwriters will not have any responsibility in respect of the validity or the performance of any Delayed Delivery Contracts.

            If the Company and the Designated Trust executes and delivers Delayed Delivery Contracts with institutional investors, the aggregate amount of Designated Securities to be purchased by the several Underwriters shall be reduced by the aggregate amount of Contract Securities; such reduction shall be applied to the commitment of each Underwriter pro rata in proportion to the amount of Designated Securities set forth opposite such Underwriter's name in the Underwriting Agreement, except to the extent that the Manager determines that such reduction shall be applied in other proportions and so advises the Company; provided, however, that the total amount of Designated Securities to be purchased by all Underwriters shall be the aggregate amount set forth above, less the aggregate amount of Contract Securities.

            3. Public Offering. The Company and the Designated Trust is advised by the Manager that the Underwriters propose to make a public offering of their respective portions of the Underwriters' Securities as soon after this Agreement has been entered into as in the Manager's judgment is advisable. The terms of the public offering of the Underwriters' Securities are set forth in the Prospectus.

            The Designated Trust may specify in the Underwriting Agreement applicable to any Designated Securities that the Designated Trust thereby grants to the Underwriters the right (an "Over-allotment Option") to purchase at their election up to the number of Optional Designated Securities set forth in such Underwriting Agreement, on the terms set forth in the paragraph above, for the sole purpose of covering over-allotments in the sale of the Underwriters' Securities. Any such election to purchase Optional Designated Securities may be exercised by written notice from the Manager to the Designated Trust and the Company, given within a period specified in the Underwriting Agreement, setting forth the aggregate number of Optional Designated Securities to be purchased and the date on which such Optional Designated Securities are to be delivered, as determined by the Manager but in no event earlier than the First Closing Date (as defined in Section 4 hereof) or, unless the Manager, the Designated Trust and the Company otherwise agree in writing, earlier than or later than the respective number of business days after the date of such notice set forth in such Underwriting Agreement.

            The number of Optional Designated Securities to be added to the number of Underwriters' Securities to be purchased by each Underwriter as set forth in Schedule I to the Underwriting Agreement applicable to such Designated Securities shall be, in each case, the number of Optional Designated Securities which the Designated Trust and the Company have been advised by the Manager have been attributed to such Underwriter; provided that, if the Designated Trust and the Company have not been so advised, the number of Optional Designated Securities to be so added shall be, in each case, that proportion of Optional Designated Securities which the number of Underwriters' Securities to be purchased by such Underwriter under such Underwriting Agreement bears to the aggregate number of Underwriters' Securities (rounded as the Manager may determine to the nearest 100 securities). The total number of Designated Securities to be purchased by all the Underwriters pursuant to such Underwriting Agreement shall be the aggregate number of Underwriters' Securities set forth in Schedule I to such Underwriting Agreement plus the aggregate number of Optional Designated Securities which the Underwriters elect to purchase.

            As compensation to the Underwriters of the Underwriters' Securities for their commitments hereunder and under the Underwriting Agreement, and in view of the fact that the proceeds of the sale of the Designated Securities will be used by the Designated Trust to purchase the Designated Subordinated Debentures of the Company, the Company agrees to pay, by wire transfer of immediately available funds to a bank account designated by the Manager, at each Closing Date to the Manager, for the accounts of the several Underwriters, the amount set forth in the Underwriting Agreement per Underwriters' Security to be delivered at each Closing Date.

            4.  Purchase and Delivery.  Except as otherwise provided in this
Section 4, payment for the Underwriters' Securities shall be made by certified or official bank check or checks payable to the order of the Designated Trust in New York Clearing House funds (or such other funds as are specified in the Underwriting Agreement) at the time and place set forth in the Underwriting Agreement, upon delivery to the Manager for the respective accounts of the several Underwriters of the Underwriters' Securities, registered in such names and in such denominations as the Manager shall request in writing not less than two full business days prior to the date of delivery, with any transfer taxes payable in connection with the transfer of the Underwriters' Securities to the Underwriters duly paid.

            Certificates for the Underwriters' Securities to be purchased by each Underwriter pursuant to the Underwriting Agreement relating thereto, in the form specified in such Underwriting Agreement, and in such authorized denominations and registered in such names as the Manager may request upon at least forty-eight hours' prior notice to the Designated Trust and the Company, shall be delivered by or on behalf of the Designated Trust to the Manager for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by wire transfer of immediately available funds to an account designated by the Designated Trust, (i) with respect to the Firm Designated Securities, all in the manner and at the place and time and date specified in such Underwriting Agreement or at such other place and time and date as the Manager, the Designated Trust and the Company may agree upon in writing. Such time and date being herein called the "First Closing Date" and (ii) with respect to the Optional Designated Securities, if any, in the manner and at the time and date specified by the Manager in the written notice given by the Manager of the Underwriters' election to purchase such Optional Designated Securities, or at such other time and date as the Manager, the Designated Trust and the Company may agree upon in writing, such time and date, if not the First Closing Date, herein called the "Second Closing Date." Each such time and date for delivery is herein called a "Closing Date."

            5. Conditions to Closing. The several obligations of the Underwriters hereunder on each Closing Date are subject to the following conditions:

            (a) Subsequent to the execution and delivery of the Underwriting Agreement and prior to each Closing Date,

                  (i) there shall not have occurred any downgrading in the rating accorded any securities of the Company or a Trust by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and no such organization shall have revised its public announcements that it has under surveillance or review, with possible negative implications, its rating of any securities of the Company or a Trust; and

                (ii) there shall not have occurred any change, or any development involving a prospective change, in the financial condition or results of operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus, that, in the judgment of the Manager, is material and adverse and that makes it, in the judgment of the Manager, impracticable to market the Designated Securities on the terms and in the manner contemplated in the Prospectus.

            (b) The Manager shall have received on each Closing Date a certificate, dated such Closing Date and signed by an executive officer of the Company, to the effect set forth in clause (a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct in all material respects as of such Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before such Closing Date.

            The officer signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.

            (c) The Manager shall have received on each Closing Date a certificate, dated such Closing Date and signed by a regular trustee of the Designated Trust, to the effect that the representations and warranties of the Designated Trust contained in this Agreement are true and correct in all material respects as of such Closing Date and that the Designated Trust has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before such Closing Date.

            The regular trustee signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.

            (d) The Manager shall have received on each Closing Date an opinion of counsel for the Company and the Designated Trust, dated such Closing Date, to the effect set forth in Exhibit A-1.

            (e) The Manager shall have received on each Closing Date an opinion of special Delaware counsel for the Company and the Designated Trust, dated such Closing Date, to the effect set forth in Exhibit A-2.

            (f) The Manager shall have received on each Closing Date an opinion of counsel for the Underwriters, dated such Closing Date, to the effect set forth in Exhibit B.

            (g) The Manager shall have received on the date hereof and each Closing Date a letter, dated such date, in form and substance satisfactory to the Manager, from the Company's independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus.

            6. Covenants of the Company and the Designated Trust. In further consideration of the agreements of the Underwriters contained herein, each of the Company and the Designated Trust covenants as follows:

            (a) To furnish the Manager, without charge, a signed copy of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and, during the period mentioned in paragraph
      (c) below, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Manager may reasonably request.

            (b) Prior to the termination of the offering of the Designated Offered Securities pursuant to this Agreement, before amending or supplementing the Registration Statement or the Prospectus with respect to the Designated Offered Securities, to furnish to the Manager a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Manager reasonably objects; provided, however, that the foregoing requirement shall not apply to any of the Company's periodic filings with the Commission required to be filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, copies of which filings the Company will cause to be delivered to the Manager promptly after being transmitted for filing with the Commission.

            (c) If, during such period after the first date of the public offering of the Designated Offered Securities as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters, and to the dealers (whose names and addresses the Manager will furnish to the Company) to which Designated Securities may have been sold by the Manager on behalf of the Underwriters and to any other dealer upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as so amended or supplemented, will comply with law.

            (d) To endeavor to qualify the Designated Offered Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Manager shall reasonably request and to pay all expenses (including fees and disbursements of counsel) in connection with such qualification and in connection with any review of the offering of the Designated Offered Securities by the National Association of Securities Dealers, Inc. (the "NASD"), provided that neither the Company nor the Designated Trust shall be obligated to so qualify the Designated Offered Securities if such qualification requires it to file any general consent to service of process or to register or qualify as a foreign corporation in any jurisdiction in which it is not so registered or qualified.

            (e) To make generally available to the Company's security holders and to the Manager as soon as practicable an earning statement covering a twelve month period beginning on the first day of the first full fiscal quarter after the date of this Agreement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

            (f) To use its best efforts to effect the listing of the Designated Securities on the New York Stock Exchange ("NYSE"), subject to official notice of issuance, as soon as practicable after the date of this Agreement.

            (g) During the period beginning on the date of the Underwriting Agreement for such Designated Securities and continuing to and including the date which is forty-five days after the last Closing Date for such Designated Securities, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any Securities, any other beneficial interests in the assets of any Trust or any preferred securities or any other securities of any Trust or the Company, as the case may be, that are substantially similar to such Designated Securities (including any guarantee of such securities) or any securities that are convertible into or exchangeable for, or that represent the right to receive Securities, such beneficial interests or such preferred securities or any such substantially similar securities of any Trust or the Company without the prior written consent of the Manager.

            (h) To pay all costs and expenses incurred in connection with the performance of its obligations in connection with this Agreement including, without limitation, (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, the preliminary prospectuses, the Prospectus and any amendments or supplements to any of the foregoing, and the cost of furnishing copies thereof to the Underwriters, (ii) the preparation and distribution of this Agreement and any Blue Sky surveys and the preparation and printing of certificates for the Designated Securities, (iii) the fees and disbursements of counsel to the Company and the Designated Trust and the Company's and the Designated Trust's accountants, (iv) the qualification of the Designated Offered Securities under the applicable securities laws in accordance with Section 6(d) and any filing for review with the NASD (including filing fees and fees and disbursements of counsel for the Manager in connection with such filing with the NASD), (vi) the fees and expenses of the Trustees of the Designated Trust and (vii) all other costs and expenses incident to the offering of the Designated Offered Securities incurred by the Designated Trust and the Company and its subsidiaries.

            7. Indemnification and Contribution. The Company and the Designated Trust jointly and severally agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Manager expressly for use therein; provided that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Designated Securities, or any person controlling such Underwriter, if it shall be established that a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished copies of the Prospectus as then amended or supplemented in compliance with
Section 6(a) hereof) was not sent or given by or on behalf of such Underwriter, to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Designated Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities.

            Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless (i) the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and (ii) the Designated Trust and its trustees to the same extent as the foregoing indemnity from the Company and the Designated Trust to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company by such Underwriter in writing through the Manager expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

            In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Manager, in the case of parties indemnified pursuant to the second preceding paragraph, and by the Company, in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

            If the indemnification provided for in the first or second paragraph in this Section 7 is unavailable to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Designated Trust on the one hand and the Underwriters on the other hand from the offering of the Designated Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Designated Trust on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Designated Trust on the one hand and the Underwriters on the other hand in connection with the offering of the Designated Offered Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Designated Offered Securities (before deducting expenses) received by the Company and/or the Designated Trust and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus Supplement, bear to the aggregate public offering price of the Designated Securities. The relative fault of the Company on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Designated Trust or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this
Section 7 are several in proportion to the respective liquidation amounts of Designated Securities they have purchased hereunder, and not joint.

            The Company, the Designated Trust and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Designated Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

            The indemnity and contribution provisions contained in this
Section 7 and the representations and warranties of the Company contained herein shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its directors or officers or any person controlling the Company or the Designated Trust or its trustees and (iii) acceptance of and payment for any of the Designated Securities.

            8. Termination. This Agreement shall be subject to termination, by notice given by the Manager to the Company and the Designated Trust, if (a) after the execution and delivery of the Underwriting Agreement and prior to the First Closing Date (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, (ii) trading in debt or equity securities of the Company or a Trust on the New York Stock Exchange shall have been suspended or materially limited, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, which event is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event, singly or together with any other such event, makes it, in the reasonable judgment of the Manager, impracticable to market the Designated Securities on the terms and in the manner contemplated in the Prospectus.

            9. Defaulting Underwriters. If, on a Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Underwriters' Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate amount of Underwriters' Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate amount of the Underwriters' Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the amount of Underwriters' Securities set forth opposite their respective names above bears to the aggregate amount of Underwriters' Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Manager may specify, to purchase the Underwriters' Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the amount of Underwriters' Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such amount of Underwriters' Securities without the written consent of such Underwriter. If, on a Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Underwriters' Securities and the aggregate amount of Underwriters' Securities with respect to which such default occurs is more than one-tenth of the aggregate amount of Underwriters' Securities to be purchased on such date, and arrangements satisfactory to the Manager and the Company for the purchase of such Underwriters' Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Designated Trust. In any such case either the Manager or the Company shall have the right to postpone such Closing Date but in no event for longer then seven days, in order that the required changes, if any, in the Registration
Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

            If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or the Designated Trust to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason (other than termination due to the preceding paragraph or Section 8 hereof) the Company or the Designated Trust shall be unable to perform their obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering of the Designated Offered Securities, provided that the Company shall have no further liability to any Underwriter except as provided in Section 7 hereof and with respect to the payment of expenses referred to in paragraph
(d) of Section 6 hereof.

            10. Miscellaneous. The Underwriting Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

            This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

            11. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.


                                                      Exhibit A-1



                                Opinion of
                          Counsel for the Company



            The opinion of counsel for the Company, to be delivered pursuant to Section 5(d) of the Underwriting Agreement shall be to the effect that:

            (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and assets and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the financial condition or results of operations of the Company and its subsidiaries, taken as a whole;

          (ii) each Principal Operating Subsidiary has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and assets and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

         (iii) the Underwriting Agreement and the Company Agreements have been duly authorized, executed and delivered by the Company;

          (iv) the Indenture, the Trust Agreement and the Designated Guarantee have been duly qualified under the Trust Indenture Act and the Indenture and the Designated Guarantee are valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights and remedies of creditors generally and of general principles of equity, whether applied by a court of law or equity;

           (v) when executed and authenticated in accordance with the provisions of the Indenture and delivered to the Designated Trust, the Designated Subordinate Debentures will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company enforceable against the Company in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights and remedies of creditors generally and of general principles of equity, whether applied by a court of law or equity;

          (vi) the Company and the Designated Trust are not in violation of any provision of the certificate of incorporation or by-laws of the Company or the Trust Agreement of the Designated Trust; and the execution and delivery by the Company and the Designated Trust of, the performance by the Company and the Designated Trust of their obligations under, this Agreement, the Company Agreements or the Delayed Delivery Contracts, the issuance and delivery by the Designated Trust of the Designated Securities and the fulfillment of the terms herein contemplated will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or the Trust Agreement of the Designated Trust or any agreement or other instrument binding upon the Company or any of its subsidiaries or the Designated Trust that is material to the Company and its subsidiaries, taken as a whole, or the Designated Trust or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary or the Designated Trust, except for such contraventions that would not, individually or in the aggregate, have a material adverse effect on the financial condition or results of operations of the Company and its subsidiaries taken as a whole or the Designated Trust, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company or the Designated Trust of their obligations under the Underwriting Agreement, the Company Agreements or the Delayed Delivery Contracts or the issuance and delivery of the Designated Securities, except such as may be required by the securities or Blue Sky laws of the various states or other jurisdictions in connection with the offer and sale of the Designated Offered Securities;

         (vii) the statements in the Prospectus under the captions "Description of the Preferred Securities," "Description of the Junior Subordinated Debentures," "Description of the Junior Subordinated Debt Securities," "Description of the Guarantee," "Description of the Preferred Securities Guarantees" and "ERISA Matters," insofar as such statements constitute summaries of the legal matters or documents referred to therein are accurate in all material respects;

       (viii) such counsel confirms its opinions in the Prospectus under the caption "Taxation";

         (ix) neither the Company nor the Designated Trust is, or after giving effect to the consummation of transactions contemplated by this Agreement, will be, and neither the Company nor the Designated Trust is directly or indirectly controlled by, or acting on behalf of any person which is, an investment company within the meaning of the Investment Company Act of 1940, as amended;

          (x) after due inquiry, such counsel does not know of any legal or governmental proceeding pending or threatened to which the Company or any of its subsidiaries or the Designated Trust is a party or to which any of the properties or assets of the Company or any of its subsidiaries or the Designated Trust is subject that is required to be described in the Registration Statement or the Prospectus and is not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

         (xi) such counsel (1) is of the opinion that each document, if any, filed pursuant to the Exchange Act and incorporated by reference in the Prospectus (except for financial statements and schedules included therein as to which such counsel need not express any opinion) complied when so filed as to form in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder,
      (2) has no reason to believe that (except for financial statements and schedules as to which such counsel need not express any belief and except for that part of the Registration Statement that constitutes the Statements of Eligibility and Qualification (Form T-1) of the Indenture Trustee, the Property Trustee or the Guarantee Trustee under the Trust Indenture Act) each part of the Registration Statement, when such part became effective contained, and as of the date such opinion is delivered, contains any untrue statement of a material fact or, when such part became effective, omitted or, as of the date such opinion is delivered, omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (3) is of the opinion that the Registration Statement and Prospectus (except for financial statements and schedules included therein as to which such counsel need not express any opinion and except for that part of the Registration Statement that constitutes the Statements of Eligibility and Qualification (Form T-1) of the Indenture Trustee, the Property Trustee or the Guarantee Trustee under the Trust Indenture Act) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (4) has no reason to believe that (except for financial statements and schedules as to which such counsel need not express any belief) the Prospectus as of the date such opinion is delivered contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            In rendering such opinion, such counsel may rely as to certain matters of fact on certificates of officers of the Company and of public officials and may state that such counsel expresses no opinion as to the laws of any jurisdiction other than the State of New York, the federal law of the United States and the Delaware General Corporation Law.

            The opinion of counsel for the Company (other than an opinion of an officer of the Company) shall be rendered to you at the request of the Company and shall so state therein.

            With respect to paragraph (xi) above, counsel for the Company may state that such counsel's opinion and belief are based upon such counsel's participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and documents incorporated therein by reference and review and discussion of the contents thereof, but are without independent check or verification, except as specified.


                                                      Exhibit A-2


                                Opinion of
                         Special Delaware Counsel
                              for the Company

            The opinion of special Delaware counsel for the Company, to be delivered pursuant to Section 5(e) of the Underwriting Agreement shall be to the effect that:

            (i) the Designated Trust has been duly organized and is validly existing in good standing as a business trust under the laws of the State of Delaware and has the business trust power and authority to conduct its business as described in the Prospectus;

            (ii) the Trust Agreement is a legal, valid and binding agreement of the Company and the Trustees, enforceable against the Company and the Trustees in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, receivership, fraudulent conveyance, moratorium and other similar laws affecting the rights and remedies of creditors generally as from time to time in effect, general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and considerations of public policy or the effect of applicable law relating to fiduciary duties;

            (iii) under the Trust Agreement for the Designated Trust and the laws of the State of Delaware, the execution and delivery of the Underwriting Agreement and the Delayed Delivery Contracts by the Designated Trust, and the performance by the Trust of its obligations hereunder, have been duly authorized by all requisite business trust action on the part of the Trust;

            (iv) the Designated Securities have been duly authorized by the Trust Agreement of the Designated Trust and are duly and validly issued and, subject to the terms of such Trust Agreement, fully paid and nonassessable beneficial interests in the Designated Trust. The holders of Designated Securities will be, subject to the terms of the Trust Agreement of the Designated Trust, entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; and

            (v) under the Trust Agreement for the Designated Trust and the laws of the State of Delaware, the issuance of the Designated Securities is not subject to preemptive rights.



                                                      Exhibit B



                                Opinion of
                       Counsel for the Underwriters


            The opinion of counsel for the Underwriters, to be delivered pursuant to Section 5(f) of the Underwriting Agreement shall be to the effect that:

            (i) the Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Delaware;

            (ii) the Underwriting Agreement, the Company Agreements and the Delayed Delivery Contracts have been duly authorized, executed and delivered by the Company;

            (iii) the Indenture has been duly qualified under the Trust Indenture Act and, assuming due authorization, execution and delivery by the Indenture Trustee, is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing;

            (iv) the Delayed Delivery Contracts are valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing;

            (v) assuming due authentication thereof by the Indenture Trustee and upon payment and delivery in accordance with the terms of the Trust Agreement for the Designated Trust, the Designated Subordinated Debentures will constitute valid and legally binding obligations of the Company, in each case enforceable against the Company in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing;

            (vi) The Designated Guarantee has been duly qualified under the Trust Indenture Act and, upon valid issuance and delivery of the Designated Securities in accordance with the Underwriting Agreement, will constitute a valid and legally binding instrument of the Company enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing;

            (vii) The Trust Agreement has been duly qualified under the Trust Indenture Act and, assuming due authorization, execution and delivery thereof by the Trustees, the Trust Agreement constitutes a valid and legally binding instrument of the Company and the Trustees, enforceable against the Company and the Trustees in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing;

            (viii) The Designated Securities have been duly authorized under the Trust Agreement and, upon payment and delivery in accordance with the Underwriting Agreement, will be validly issued and, subject to the terms of the Trust Agreement, fully paid and nonassessable beneficial interests in the Designated Trust;

            (ix) the statements in the Prospectus under the captions "Description of the Preferred Securities," "Description of the Junior Subordinated Debentures," "Description of the Junior Subordinated Debt Securities," "Description of the Guarantee," and "Description of the Preferred Securities Guarantees," insofar as they purport to constitute summaries of certain terms of documents therein, constitute accurate summaries of the terms of such documents in all material respects; and

            (x) such counsel (1) has no reason to believe that (except for financial statements and schedules as to which such counsel need not express any belief and except for that part of the Registration Statement that constitutes the Form T-1 heretofore referred to) each part of the Registration Statement, when such part became effective contained, and as of the date such opinion is delivered, contains any untrue statement of a material fact or, when such part became effective, omitted or, as of the date such opinion is delivered, omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (2) is of the opinion that the Registration Statement and Prospectus (except for financial statements and schedules included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (3) has no reason to believe that (except for financial statements and schedules as to which such counsel need not express any belief) the Prospectus as of the date such opinion is delivered contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            With respect to clause (x) above, such counsel may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and the Prospectus and any amendments or supplements thereto (other than the documents incorporated by reference) and upon review and discussion of the contents thereof (including documents incorporated by reference) but are without independent check or verification, except as specified. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, and the Federal law of the United States and the corporate law of the State of Delaware, upon the opinions of counsel satisfactory to the Manager. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Designated Trust and certificates of public officials.

                                                      Schedule I



                           DELAYED DELIVERY CONTRACT


                                                ________, 199_

Dear Sirs:

            The undersigned hereby agrees to purchase from RJR Nabisco Holdings Capital Trust __, a statutory business trust (the "Trust") formed by RJR Nabisco Holdings Corp., a Delaware corporation (the "Company"), under the laws of the State of Delaware, and the Trust agrees to sell to the undersigned the Trust's preferred securities described in Schedule A annexed hereto (the "Securities"), offered by the Company's and the Trust's Prospectus dated __________________, 19__ and Prospectus Supplement dated ________________,
19__, receipt of copies of which are hereby acknowledged, at a purchase price stated in Schedule A and on the further terms and conditions set forth in this Agreement. The undersigned does not contemplate selling Securities prior to making payment therefor.

            The undersigned will purchase from the Company Securities in the principal amount and numbers on the delivery dates set forth in Schedule A. Each such date on which Securities are to be purchased hereunder is hereinafter referred to as a "Delivery Date."

            Payment for the Securities which the undersigned has agreed to purchase on each Delivery Date shall be made to the Trust or its order by certified or official bank check in New York Clearing House funds at the office of ______________________________, New York, N.Y., at 10:00 A.M. (New
York time) on the Delivery Date, upon delivery to the undersigned of the Securities to be purchased by the undersigned on the Delivery Date, in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company and the Trust not less than five full business days prior to the Delivery Date.

            The obligation of the undersigned to take delivery of and make payment for the Securities on the Delivery Date shall be subject to the conditions that (1) the purchase of Securities to be made by the undersigned shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the undersigned is subject and (2) the Trust shall have sold, and delivery shall have taken place to the underwriters (the "Underwriters") named in the Prospectus Supplement referred to above of, such part of the Securities as is to be sold to them. Promptly after completion of sale and delivery to the Underwriters, the Company and the Trust will mail or deliver to the undersigned as its address set forth below notice to such effect, accompanied by a copy of the opinions of counsel for the Company and the Trust delivered to the Underwriters in connection therewith.

            Failure to take delivery of and make payment for Securities by any purchaser under any other Delayed Delivery Contract shall not relieve the undersigned of its obligations under this Agreement.

            This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

            If this Agreement is acceptable to the Company and the Trust, it is requested that the Company and the Trust sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding agreement, as of the date first above written, between the Company and the Trust on the one hand and the undersigned on the other hand when such counterpart is so mailed or delivered.

            This Agreement shall be governed by and construed in accordance with the laws of the State of New York.


                              Yours very truly,


                              ---------------------------
                                       (Purchaser)


                              By
                                 ------------------------


                              ---------------------------
                                        (Title)


                              ---------------------------


                              ---------------------------
                                       (Address)


Accepted:

RJR Nabisco Holdings Corp.


By
   --------------------------------

RJR Nabisco Holdings Capital Trust __

By:   RJR Nabisco Holdings
       Corp., as sponsor

By
   --------------------------------



             PURCHASER --- PLEASE COMPLETE AT TIME OF SIGNING


            The name and telephone and department of the representative of the Purchaser with whom details of delivery on the Delivery Date may be discussed is as follows: (Please print.)


                            Telephone No.
       Name             (Including Area Code)           Department
       ----             ---------------------           ----------


 ----------------          ---------------          -----------------



                                SCHEDULE A
                                ----------



Securities:
----------







Liquidation Amounts or Numbers to be Purchased:
----------------------------------------------







Purchase Price:
--------------







Delivery Dates:
--------------


                          UNDERWRITING AGREEMENT



                                                _________, 199_



RJR NABISCO HOLDINGS CORP.
RJR NABISCO HOLDINGS CAPITAL TRUST __
1301 Avenue of the Americas
New York, New York  10019

Dear Ladies and Gentlemen:

            We (the "Manager") are acting on behalf of the underwriter or underwriters (including ourselves) named below (such underwriter or underwriters being herein called the "Underwriters"), and we understand that RJR NABISCO HOLDINGS CAPITAL TRUST __, a statutory business trust (the "Designated Trust") formed by RJR Nabisco Holdings Corp., a Delaware corporation (the "Company"), under the laws of the State of Delaware, proposes to issue and sell [number of Preferred Securities] of the Trust's __% Trust Originated Preferred Securities, liquidation amount $___ per Preferred Security (the "Designated Securities"). The Designated Securities will be issued pursuant to the provisions of the Amended and Restated Trust Agreement dated as of ______, 199_ (the "Trust Agreement") between the Company, as sponsor, The Bank of New York, as trustee, and the other trustees named therein. The principal asset of the Designated Trust will consist of [$_______] aggregate principal amount of the Company's _% Junior Subordinated Debentures (the "Designated Subordinated Debentures"). The Designated Securities will be guaranteed by the Company to the extent set forth in the Guarantee Agreement dated as of ________ __, 199_ between the Company and The Bank of New York, as trustee.

            Subject to the terms and conditions set forth or incorporated by reference herein, the Designated Trust hereby agrees to sell and the Underwriters agree to purchase, severally and not jointly, the respective number of Designated Securities set forth below opposite their names at a purchase price of $____ per Designated Security [, plus accrued distributions, if any, from the date of the Designated Securities] to the date of payment and delivery.(1)

------------
(1) To be added only if the transaction does not close flat.



                                                        Number of
      Name                                              Designated Securities
      ----                                              ---------------------

[Insert syndicate list]


                              Total . . . . . .
                                                   ============



            [The number of Designated Securities to be purchased by the several Underwriters shall be reduced by the number of Designated Securities sold pursuant to delayed delivery contracts.](2)

            The Underwriters will pay for the Designated Securities [(less any Designated Securities sold pursuant to delayed delivery contracts)] upon delivery thereof at [office] at _______ a.m. (New York time) on __________, 199_, or at such other time, not later than 5:00 p.m. (New York time) on __________, 199_, as shall be designated by the Manager. The time and date of such payment and delivery are hereinafter referred to as the Closing Date.(3)


            The Designated Securities shall have the terms set forth in the Prospectus dated ___________, 199_, and the Prospectus Supplement dated _________, 199_, including the following:


------------
(2) To be added only if delayed delivery contracts are contemplated.
(3) This paragraph would have to be modified if the Designated Trust grants the Underwriters an Over-allotment Option.



Terms of Designated Securities

      Maturity Date:

      Distribution Rate:

      Redemption Provisions:

      Distribution Payment Dates:  _____, ___, __ and
                                    _______ commencing
                                    _____________ ____
                                   [(Distributions accrue from
                                    _______________, 199_)(4)

------------
(4) To be added only if the transaction does not close flat.


      Form and Denomination:

      [Other Terms:]

            [The commission to be paid to the Underwriters in respect of the Designated Securities purchased pursuant to delayed delivery contracts arranged by the Underwriters shall be ___% of the liquidation amount of the Designated Securities so purchased.](5)

------------
(5) To be added only if delayed delivery contacts are contemplated.


            All provisions contained in the document entitled RJR NABISCO HOLDINGS CORP., RJR NABISCO HOLDINGS CAPITAL TRUSTS Underwriting Agreement Standard Provisions dated ______ __, 1998, a copy of which is attached hereto, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, except that if any term defined in such document is otherwise defined herein, the definition set forth herein shall control.

            Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below.


                        Very truly yours,



                        LEAD MANAGER
                        [Name of Other Lead Managers]

                        Acting severally on behalf of themselves and the several Underwriters named herein


                        By:  LEAD MANAGER





                            By:
                                 --------------------------
                                 Name:
                                 Title:


Accepted:

RJR NABISCO HOLDINGS CORP.


By
   ------------------------

RJR NABISCO HOLDINGS CAPITAL TRUST __

By:   RJR Nabisco Holdings
       Corp., as sponsor

By
   ------------------------